Exhibit 5.1 Opinion of Shumaker, Loop & Kendrick, LLP

August 11, 2011

Hills Bancorporation
131 Main Street
Hills, Iowa  52235

RE:           Issuance of Shares of Common Stock

Ladies and Gentlemen:

This letter is written in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering 476,190 shares (the “Shares”) of common stock, no par value (the “Common Stock”), of Hills Bancorporation (the “Company”).

For purposes of rendering the opinion expressed below, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates of public officials and officers of the Company, and other documents and instruments as we have deemed appropriate.

In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.  In rendering our opinion below, we have assumed, without investigation, that any certificate or other document on which we have relied that was given or dated earlier than the date of this letter continued to remain accurate insofar as relevant to such opinion, from such earlier date through and including the date of this letter.  In addition, we have assumed, without investigation, the accuracy of the representations and statements as to factual matters made in the Registration Statement and in the Prospectus, and the accuracy of representations and statements as to factual matters made by the officers and employees of the Company and public officials.

The opinion expressed below is subject, without investigation, to the following assumptions:

A.           The Registration Statement, as finally amended, will become and remain effective throughout all periods relevant to the opinion expressed below.

B.           The Prospectus, as amended and supplemented, will fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion expressed below.

C.           The resolutions of the Board of Directors authorizing the offer, sale and issuance of the Shares (the “Authorizing Resolutions”), will not be revoked or rescinded, and no amendment, modification, or other alteration of the Authorizing Resolutions will cause such resolutions, as amended, to deviate materially in substance from the provisions of the Authorizing Resolutions as in effect on the date hereof.

D.           All offers, sales and issuances of the Shares will be made in a manner (i) which complies with the terms, provisions and conditions described in the Prospectus and any amendments or supplements to the Prospectus, and (ii) which is within the scope of the Authorizing Resolutions.

E.           All offers, sales and issuances of the Shares will comply with the applicable securities laws of the states having jurisdiction.

F.           At all times relevant to the opinion set forth below, the Company’s Restated Articles of Amendment in the form included in the Registration Statement will not be further modified or amended.

G.           No subsequent amendment, modification or other alternation of the Prospectus or the Registration Statement after the effective date of the Registration Statement will cause the terms, provisions and conditions relating to the offer, sale and issuance of the Shares pursuant thereto to deviate materially in substance from said terms, provisions and conditions as described therein on the date hereof.

The opinion expressed below is subject to the following qualifications:

(a)           The opinion expressed below is limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

(b)           We disclaim any obligation to update this opinion letter for events occurring after the date of effectiveness of the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.  This opinion letter is rendered solely in connection with the Registration Statement.  Except as provided in this opinion letter, without our prior written consent, this opinion letter may not be:  (i) relied upon for any other purpose; (ii) quoted in whole or in part or otherwise referred to in any report or document; or (iii) furnished (the original or copies thereof) to any other person.

Sincerely,

/s/ Shumaker, Loop & Kendrick, LLP

Shumaker, Loop & Kendrick, LLP